N-SAR Exhibit: Sub-item 77H(b)
Legg Mason Partners Equity Trust
QS Global Dividend Fund

Item 77H(b): Changes in Control of
Registrant

In response to Sub-Items 77H(b),
the Registrant incorporates by
reference the supplement to the
fund's Prospectus, Summary
Prospectus and Statement of
Additional Information as filed
with the Securities and Exchange
Commission pursuant to Rule 497 of
the Securities Act of 1933 on
February 4, 2016 (Accession No.
0001193125-16-450581).  The
Registrant  also incorporates by
reference Post-Effective Amendment
No. 351 to Form N-1A filed on
January 22, 2016  pursuant to Rule
485(b) of the Securities Act of
1933 (Accession No. 0001193125-16-
435734).